Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-8 No. 333-259178) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan and DivvyPay, Inc. 2016 Equity Incentive Plan,
2) Registration Statement (Form S-8 No. 333-259420) pertaining to the Invoice2go, Inc. 2014 Stock Plan,
3) Registration Statement (Form S-3 No. 333-259681) of Bill.com Holdings, Inc.,
4) Registration Statement (Form S-3 No. 333-259419) of Bill.com Holdings, Inc.,
5) Registration Statement (Form S-8 No. 333-235459) pertaining to the 2006 Equity Incentive Plan, 2016 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2019 Equity Incentive Plan of Bill.com Holdings, Inc.,
6) Registration Statement (Form S-8 No. 333-249935) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of Bill.com Holdings, Inc., and
7) Registration Statement (Form S-3 No. 333-256709) of Bill.com Holdings, Inc.;

of our reports dated August 22, 2022, except for the effect of the material weakness as to which the date is May 25, 2023, with respect to the consolidated financial statements of BILL Holdings, Inc. and the effectiveness of internal control over financial reporting of BILL Holdings, Inc. included in this Annual Report (Form 10-K/A) for the year ended June 30, 2022.

/s/ Ernst & Young LLP

San Mateo, California
May 25, 2023